Exhibit 10.1

SETTLEMENT AGREEMENT

和解协议

This SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into this 27th day of August, 2015 (the “Effective Date”), by and among Mr. Wang Xiaohong, an individual with PRC ID number 61062719720305055X (the “Buyer”), and Faith Bloom Limited, a company incorporated and existing under the laws of the British Virgin Islands, with its legal address at Sea Meadow House, Blackburne Highway, Road Town, Tortola, the British Virgin Islands (the “Seller”).

本和解协议（“本协议”）由王小红先生（自然人，中国人民共和国身份证号：61062719720305055X）（“买方”）以及忠旺有限公司（一家依据英属维尔京群岛法律设立并有效存续的公司，公司地址为Sea Meadow House, Blackburne Highway, Road Town, Tortola, the British Virgin Islands）（“卖方”）于2015年8月27日（“生效日”）订立。

The Buyer and the Seller shall hereinafter individually be referred to as “Party” and collectively as the “Parties”.

买方及卖方在本协议中单独称“一方”，合称“双方”。

Recitals

背景陈述

WHEREAS, the Buyer and Seller have executed that certain Equity Transfer Agreement, dated February 2, 2015 (the “Equity Transfer Agreement”), concerning the Seller’s sale of 100% of the equity of Shaanxi Haize Nanomaterials Co., Ltd., a wholly owned subsidiary of the Seller (the “WFOE”), to the Buyer (the “Transaction”) for a purchase price of RMB15,200,000 (the “Purchase Price”).

鉴于，买方及卖方已于2015年2月2日就卖方将其全资子公司陕西海泽纳米材料有限公司（“全资子公司”）的100%股权，以人民币15,200,000元的购买价格（“购买价格”）出售给买方（“交易”）签署了特定股权转让协议（“股权转让协议”）。

WHEREAS, the Buyer has maintained day-to-day operational management and control of the WFOE since [February 5, 2015] through to the Effective Date (the “Trial Operation Period”) and has paid to the Seller a total amount of RMB15,000,000 of the Purchase Price, with an amount of RMB200,000 of the Purchase Price outstanding (the “Outstanding Amount”).

鉴于，买方自【2015年2月5日】直至生效日（“试营业期”）维持全资子公司的日常经营管理并控制全资子公司，且已经向卖方支付了总额为人民币15,000,000元的购买价格，仍有人民币200,000元未付购买价格（“未付款项”）。

WHEREAS, the Parties now desire to enter into this Agreement to confirm their mutual understanding regarding various obligations and responsibilities pertaining to the Transaction.

鉴于，双方现在希望订立本协议，以确认双方对交易相关的各项义务及责任的相互理解。

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NOW THEREFORE, in consideration of the foregoing premises (which are incorporated and made part of this Agreement by this reference) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

因此，作为上述前提条件（已经通过援引作为本协议的一部分纳入本协议）的对价以及出于其他良好并且有价值的对价（特此确认对价充分，接受对价），本协议双方意图接受法律约束并达成合意如下：

1.	The Closing.

交割。

The closing shall occur upon the Buyer’s complete and full payment of [ ] (the “Settlement Amount”) to the Seller (the “Closing”). The Closing shall occur as soon as practicable, but in no event later than [September 31, 2015].

交割应于买方全额支付【 】（“和解款项”）给卖方时进行（“交割”）。交割应在实际可行时尽快发生，但在任何情形下均不应迟于【2015年9月31日】。

2.	Post-Closing Covenants.

交割后承诺。

2.1	After the Closing, it shall be the Buyer’s responsibility to submit to PRC governmental authorities all documents in order to obtain the necessary approvals relating to the Transaction so that a new business license reflecting the Buyer as the sole owner of the WFOE (“New Business License”) and a foreign exchange approval letter (“Forex Approval”) for the Transaction is obtained. The Transaction will be deemed to have been completed on the day when the New Business License or the Forex Approval is obtained, whichever occurs later in time (the “Equity Transfer Date”).

交割后，为了获得与交易相关的必要批准，以便获得显示买方为全资子公司唯一的所有权人的新营业执照（“新营业执照”）以及关于交易的外汇批准函（“外汇批准”），买方应有责任向中华人民共和国政府机关递交所有相关文件。应视为交易在签发新营业执照或外汇批准两者之间较晚者发生之时（“股权转让日”）完成。

2.2	The Seller shall offer reasonable assistance to the Buyer in the Buyer’s performance of the tasks referenced in Section 2.1 of this Agreement. Notwithstanding anything to the contrary, Seller cannot guarantee that Buyer will be successful in the performance of the tasks referenced in Section 2.1 of this Agreement and accepts no responsibility or liability for the Buyer’s failure to do so.

买方履行本协议第2.1条项下规定的任务时卖方应予以合理协助。即使可能出现相反的规定，卖方无法保证买方将成功履行本协议第2.1条项下规定的任务，且如果买方未能成功履行本协议第2.1条项下的任务，卖方不接受因此产生的任何责任或义务。

2.3	The Seller shall deliver the WFOE’s company chops to the Buyer within 10 business days after the Equity Transfer Date. After the Closing, but before the Seller’s delivery of the WFOE’s company chops, the Seller shall maintain the possession of the WFOE’s chops and shall allow the WFOE or the Buyer the reasonable use of such chops for routine, day-to-day operational purposes.

卖方应在股权转让日后的十（10）个工作日内将全资子公司的公章交付给买方。交割后，但卖方交付全资子公司公章前，卖方应持续持有全资子公司的印章并应允许全资子公司或买方为了常规的日常经营活动而合理使用该等印章。

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2.4	To offset the Outstanding Amount, both Seller and Buyer agree that the Seller shall have the right to withdraw RMB 200,000 from the WFOE’s bank account(s) prior to the Seller’s delivery of the WFOE’s company chops to the Buyer (as referenced in Section 2.3 of this Agreement above), with such withdrawal of funds having the same effect as had the Buyer made a direct payment of the Outstanding Amount to the Seller or the Seller’s designates towards the Purchase Price.

为了抵消未付款项，卖方与买方均同意，卖方应有权在卖方向买方交付全资子公司公章前（如本协议前述第2.3条所述）从全资子公司银行账户中提取人民币200,000元，该等取款与买方为了购买价格向卖方或卖方指派的第三方直接支付未付款项的效力相同。

3.	Buyer Acknowledgements.

买方确认。

3.1	Buyer acknowledges that the terms of the Transaction reflect, among other things, existing, potential, unknown or unpredictable future litigation, disputes, mortgages, security interests and encumbrances, on the WFOE and its assets, as well as the Seller’s limited possession of the WFOE’s records and documentation. Accordingly, the Buyer acknowledges that its failure to obtain a New Business License or Forex Approval (as contemplated under Section 2.1 of this Agreement) shall not constitute a breach of any agreement by the Seller and that Buyer shall assume all related risk.

买方确认交易条款反映了（但不仅限于反映了）全资子公司及其资产之上现存的、潜在的、未知的或不可预期的将来的诉讼、争议、抵押、担保权益及财产负担，以及卖方仅持有的全资子公司有限的记录及文件。因此，买方确认其不能获得新营业执照或外汇批准（根据本协议第2.1条项下规定）不应构成卖方对任何协议的违约，且买方应承担所有相关风险。

3.2	Buyer acknowledges that from the beginning of the Trial Operation Period through to the Equity Transfer Date (and thereafter as the owner of 100% of the WFOE’s equity interest), as the Party exercising actual control of the WFOE, the Buyer shall be solely responsible for all operational and financial costs and obligations, as well as all liabilities, of the WFOE.

买方确认自试营业期起始直至股权转让日（以及其后买方系持有全资子公司100%股权权益的所有权人期间），作为实际控制全资子公司的一方，买方应全权负责全资子公司所有经营及财务方面的费用及义务，以及全部责任。

4.	Incorporated Terms.

合并条款。

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Section 2 (Representation and Warranties of the Seller), Section 3 (Covenants after the Equity Transfer), and Section 6 (Notices) of the Equity Transfer Agreement are hereby incorporated into this Agreement by reference as though fully set forth herein.

股权转让协议的第2条（卖方陈述与保证），第3条（股权转让后的承诺），以及第6条（通知）特此通过援引的方式纳入本协议项下，视为在本协议项下予以充分阐释。

5.	Mutual Release.

相互豁免。

5.1	Save and except any claims which arise against the Buyer as a result of its breach of this Agreement, the Seller hereby releases and forever discharges Buyer from all past, present or future claims and causes of action, including any claims or causes of action arising from the Equity Transfer Agreement, which the Seller now has, or which may hereafter accrue or otherwise be acquired which have resulted or may result from any alleged acts or omissions of the Buyer.

除了因本协议违约而导致针对买方提起的索赔以外，卖方特此豁免并永久免除买方的其他相关责任，使其不必对过去、现在或将来的全部索赔及诉因承担责任，包括由于股权转让协议而产生的索赔或诉因，不论卖方目前是否已经产生索赔或诉因，此后是否可能会产生索赔或诉因，或者是否会由于买方被指控作为或不作为已经产生或可能产生索赔或诉因。

5.2	Save and except any claims which arise against the Seller as a result of its breach of this Agreement, the Buyer hereby releases and forever discharges the Seller and the Seller’s related and associated companies, and the respective officers, directors, and representatives of all such companies, from all past, present or future claims and causes of action, including any claims or causes of action arising from the Equity Transfer Agreement, which the Buyer now has, or which may hereafter accrue or otherwise be acquired which have resulted or may result from any alleged acts or omissions of the Seller, the Seller’s related and associated companies, and the respective officers, directors, and representatives of all such companies.

除了因本协议违约而导致针对卖方提起的索赔以外，买方特此豁免并永久免除卖方及其关联公司和相关公司以及所有该等公司各自的高管、董事以及代理的其他相关责任，使其不必对过去、现在或将来的全部索赔及诉因承担责任，包括由于股权转让协议而产生的索赔或诉因，不论买方目前是否已经产生索赔或诉因，此后是否可能会产生索赔或诉因，或者是否会由于卖方及其关联公司和相关公司以及所有该等公司各自的高管、董事以及代理被指控作为或不作为而已经产生或可能产生索赔或诉因。

6.	Governing Law.

适用法律。

This Agreement will be governed by and construed in accordance with the laws of the PRC.

本协议适用中华人民共和国法律并据其予以解释。

7.	Dispute Resolution.

争议解决。

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All disputes, controversies or differences arising out of or related to this Agreement shall be exclusively and finally settled by arbitration. Said arbitration shall be conducted in Beijing under the auspices of the China International Economic and Trade Arbitration Commission according to its rules then in effect. The arbitrators’ ruling and award shall be final. The losing Party shall bear the arbitration fees and the other Party’s costs including reasonable attorneys’ fees.

由本协议引起的或与本协议有关的一切争议、纠纷与分歧均应通过仲裁最终解决。仲裁应由中国国际经济贸易仲裁委员会根据其当时有效的规则在北京进行。仲裁员作出的裁决应为终局裁决。败诉一方应承担自身与另一方的仲裁费用，包括合理的律师费。

8.	Counterparts.

一式多份。

This Agreement will be executed in six (6) counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

本协议将签署六（6）份副本，各份均被视为原件，各份一起构成完整的文件。

9.	Governing Language.

准据语言。

This Agreement shall be executed in English and Chinese language versions, each of which shall have equal validity. However, in the event of any inconsistency between the two, the Chinese language version shall govern and control.

本协议应签署中英文版本，两种文本应具有同等效力。但是，如两种文本出现任何不一致，应以中文文本为准。

The Parties have caused this Agreement to be executed in Xianyang, Shaanxi as of the date first written above.

双方于文首所载之日于陕西咸阳签署本协议。

BUYER/买方:	SELLER/卖方:

WANG XIAOHONG/王小红先生	FAITH BLOOM LIMITED/忠旺有限公司

Signature/签名: _____________________	Chop/印章: _____________________

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